CERTIFICATE OF THE DESIGNATIONS, POWERS,
                             PREFERENCES AND RIGHTS
                                     OF THE
                       CLASS A CONVERTIBLE PREFERRED STOCK
                           ($.01 par value per share)

                                       of

                               B2BGALAXY.COM INC.
                             a Delaware Corporation

                                   ----------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                                   ----------

         B2BGALAXY.COM INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: That, pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board") by the Certificate of Incorporation of said Corporation, and pursuant to the provisions of Section 151 of the Delaware General Corporation Law, there hereby is created, out of the 5,000,000 shares of Preferred Stock of the Corporation authorized in Article FOURTH of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock consisting of 2,640 shares, $.01 par value per share, to be designated "Class A Convertible Preferred Stock," and to that end the Board adopted a resolution providing for the designations, powers, preferences and rights, and the qualifications, limitations and restrictions, of the Class A Convertible Preferred Stock, which resolution is as follows:

                  RESOLVED, that the Board of Directors, pursuant to the authority vested in it by the provisions of the Corporation's Certificate of Incorporation, hereby creates a series of Preferred Stock of the Corporation, $.01 par value per share, to be issued from the Corporation's currently authorized Preferred Stock, $.01 par value per share, which series shall be designated as "Class A Convertible Preferred Stock" and will consist of an aggregate of 2,640 shares with such rights, preferences, privileges and restrictions, which Certificate of Designations Powers, Preferences and Rights shall be filed with the Delaware Secretary of State in the form as follows:




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                  1. Designations and Amount and Rank. (One Thousand Five
Hundred) 1,500 shares of the Preferred Stock of the Corporation, par value $.01 per share, shall constitute a series of Preferred Stock designated as "Class A Convertible Preferred Stock" (the "Class A Preferred Stock"). The Class A Preferred Stock shall rank senior to all classes and series of capital stock of the Corporation now or hereafter authorized, issued or outstanding, including, without limitation, the Common Stock, par value $.01 per share of the Corporation (the "Common Stock"), and any other classes and series of capital stock of the Corporation now or hereafter authorized, issued or outstanding (collectively, the "Junior Securities"). In addition, the Corporation will not issue any class or series of any class or capital stock that ranks pari passu with the Class A Preferred Stock with respect to rights on dividends, liquidation, dissolution or winding up of the Corporation. The "Stated Value" of each share of Class A Preferred Stock shall, without adjustment, be $1,000.

                  2.       Dividends.

                  (a) The holders of the Class A Preferred Stock shall not be entitled to receive any stated amount of dividends, cash or otherwise, in connection with such Class A Preferred Stock. No dividends shall be payable upon any Junior Securities unless equivalent dividends, on an as-converted basis, are declared and paid concurrently on the Class A Preferred Stock.

                  (b) Notwithstanding anything to the contrary provided herein, unless and until a dividend is paid to other holders of the Corporation's capital stock, holders of Class A Preferred Stock shall not be entitled to receive any dividends.

                  3.      Rights on Liquidation, Dissolution or Winding Up, Etc.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (including a sale by the Company of all or substantially all of its assets or a merger or consolidation of the Company with another company where the Company is not the surviving entity, subject to certain exceptions including a sale of the Company to Cornerstone Internet Solutions Company ("Cornerstone"))(each, a "Liquidation"), the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, shall be distributed in the following order of priority:

                           (i)(A) The holders of Class A  Preferred  Stock shall
be entitled to receive, prior and in preference to any distribution to the holders of Common Stock, any other series or class of Preferred Stock hereafter created or any other class of the Corporation's capital stock hereafter created, an amount per share equal to the Stated Value for each share of Class A Preferred Stock then outstanding, plus accrued and unpaid dividends, subject to adjustment as described in Section 5 hereof. If, upon the occurrence of a Liquidation, the assets and funds thus distributed among the holders of the Class A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally

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
available for distribution shall be distributed ratably among the holders of the Class A Preferred Stock, in proportion to the preferential amount each such holder is otherwise entitled to receive.

                  (B) Upon a Liquidation and in lieu of the liquidation preference set forth directly above and subject to the right of Cornerstone to purchase the Class A Preferred Stock, the holders of the Class A Preferred Stock may exchange each share of Class A Preferred Stock for 400 shares (the "Cornerstone Exchange Rate") of Common Stock, $.01 par value ( the "Cornerstone Common Stock") of Cornerstone.

                           (ii) After  distribution  of the amounts set forth in
Section 3(a)(i) hereof, the remaining assets of the Corporation available for distribution, if any, to the stockholders of the Corporation shall be distributed to the holders of issued and outstanding shares of Common Stock. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid aggregate amount, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Common Stock in proportion to the number of shares of Common Stock held by each such holder.

                  4. Voting Rights. The holders of Class A Preferred Stock shall be entitled to vote on all matters submitted to the stockholders of the Corporation. Each share of Class A Preferred Stock shall have that number of votes equal to the number of shares of Common Stock into which it is convertible (based upon the then-applicable Conversion Rate (as hereinafter defined)). The holders of the Class A Preferred Stock shall also vote as a separate class on all matters which the General Corporate Law of Delaware specifically requires the holders of such Class A Preferred Stock to vote as a separate class.

                  5.       Conversion of Class A Preferred Stock.

                  (a) If after the date of the closing of this Offering and on or before September 30, 2000, the Corporation consummates a public offering of equity securities of the Corporation where the gross proceeds to the Corporation are in excess of $5,000,000 (the "Subsequent Financing"), each share of Class A Preferred Stock shall automatically convert into either (a) 1,667 shares of Common Stock (the "Conversion Rate") or (b) 75% of the per share offering price of the Common Stock in the Subsequent Financing (or 75% of the exercise or conversion price into Common Stock in the event that, in lieu of Common Stock, the Corporation issues equity securities which are convertible or exchangeable into Common Stock in the Subsequent Financing) which ever results in a higher number of shares of Common Stock.

                  (b) If the Corporation has not consummated a Subsequent Financing on or before September 30, 2000, then each share of Class A Preferred Stock will either convert into Common Stock at the Conversion Rate or, subject to the right of Cornerstone to purchase the Class A Preferred Stock, be exchanged at the Cornerstone Exchange Rate into Cornerstone Common Stock.

The Conversion Rate will be subject to adjustment to protect against dilution in the event of stock dividends, stock splits, combinations, subdivision and reclassifications of the Corporation.

                  (c) Before any holder of Class A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Class A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                  (d) The Conversion Rate shall be subject to adjustment from time to time as follows:

                           (i) In the event the  Corporation  should at any time
or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Common Stock equivalents without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Rate shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of each share of such Class A Preferred Stock shall be increased in proportion to such increase in the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock equivalents.

                           (ii)  If  the  number  of  shares  of  Common   Stock
outstanding at any time after the day the Class A Preferred Stock is issued is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Rate shall be appropriately increased so that the number of shares of Common Stock issuable upon conversion of each share of Class A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                  (e) In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 2(b) hereof to the holders of Common Stock, then, in each such case for the purpose of this Section 5(e), the holders of the Class A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Class A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                  (f) If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 5), provision shall be made so that the holders of the Class A Preferred Stock shall thereafter be entitled to receive upon conversion of the Class A Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Class A Preferred Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the number of shares issuable upon conversion of the Class A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                  (g) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Class A Preferred Stock against impairment.

                  (h) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with and into another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected while any shares of Class A Preferred Stock are outstanding in such a manner that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby each holder of Class A Preferred Stock shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon conversion of Class A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such reorganization or reclassification, consolidation, merger or sale not taken place, and in such case appropriate provision shall be made with respect to the rights and interests of the holders of Class A Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the number of shares of Common Stock issuable upon conversion thereof) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of such shares of Class A Preferred Stock.

                  (i) (i) No fractional shares shall be issued upon the conversion of any share or shares of the Class A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall make a cash payment equal to the Fair Market Value (as hereinafter defined) of the Common Stock as of two business days prior to payment multiplied by such fraction. "Fair Market Value" shall mean the closing price of the Common Stock on the national securities exchange on which the Common Stock is listed (if the Common Stock is so listed) or on the Nasdaq National Market or SmallCap Market (if the Common Stock is regularly quoted on the Nasdaq National Market or SmallCap Market), or, if not so listed or regularly quoted or if there is no such closing price, the mean between the closing bid and asked prices of the Common Stock in the over-the-counter market or on such exchange or on Nasdaq, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service, or if the price is not so reported, as determined in good faith by the Board.

                           (ii)  Upon  the  occurrence  of  each  adjustment  or
readjustment of the Conversion Rate, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Class A Preferred Stock a statement setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Class A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment and (B) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such Class A Preferred Stock.

                  (j) In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Class A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (k) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Class A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Class A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Class A Preferred

Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these provisions.

                  (l) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Class A Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Class A Preferred Stock in respect of which such shares are being issued.

                  (m) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto.

                  (n) Any notice required by the provisions of this Section 5 to be given to the holders of shares of Class A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the stock books of the Corporation.

                  (o) In the event any shares of Class A Preferred Stock shall be converted pursuant to Section 5 hereof or otherwise reacquired by the Corporation, the shares so converted or reacquired shall be canceled. The Certificate of Incorporation of the Corporation may be appropriately amended from time to time to effect the corresponding reduction in the Corporation's authorized capital stock.

                  6.       Pre-emptive Right.

                  (a) So long as any shares of Class A Preferred Stock are outstanding and up to but not including the Subsequent Financing, each holder of Class A Preferred Stock is hereby granted a pre-emptive right to purchase all or any part of his or its pro rata share of New Securities (as hereinafter defined) which the Corporation may, from time to time, propose to sell and issue in a subsequent financing, at the price and on the terms applicable to such proposed sale of New Securities. A pro rata share of New Securities for purposes of this
Section 6 as to each such holder, shall be the percentage figure which expresses the ratio, on a Common Stock equivalent basis, between the number of shares of Class A Preferred Stock owned by such holder and the aggregate number of shares of Common Stock (including Preferred Stock, on a Common Stock equivalent basis) owned by all holders thereof at the date of determination. "New Securities" shall mean any shares of Common Stock of the Corporation whether now authorized, and any rights, options, warrants or other securities exercisable for or convertible into Common Stock; provided, that the term "New Securities" does not include shares of Common Stock: (i) issued upon conversion of Class A Preferred Stock, (ii) sold in a Subsequent Financing; (iii) issued in connection with any stock split, stock dividend or recapitalization of the Corporation; (iv) issued pursuant to an existing bona fide stock option plan in the normal course of business approved by the Board of Directors of the Corporation; (v) underlying warrants issued in connection with a bank financing; or (vi) issued in connection with the acquisition of the capital stock or assets of any other person or entity.

                  (b) In the event the Corporation proposes to undertake an issuance of New Securities, it shall give each holder of Class A Preferred Stock written notice of its intention, describing the type of New Securities and the price and the terms upon which the Corporation proposes to issue the same. If the terms involve a unique consideration which the holders of Class A Preferred Stock are unable to deliver, the Board of Directors of the Corporation shall determine, in good faith and on a reasonable basis, the fair market value of such consideration and such fair market value shall be the price offered to the holders of Class A Preferred Stock, payable in cash. Each holder of Class A Preferred Stock shall have 15 days from the date such notice is given to agree to purchase its pro rata share of such New Securities for the price and upon the terms specified in such notice by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased.

                  (c) In the event any Purchaser fails to exercise fully the pre-emptive right granted under this Section 6 within such 30-day period, the Corporation shall have 90 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 90 days from the date of such agreement) to sell the New Securities in respect of which such holder's rights were not exercised on substantially the same terms or terms more favorable to the Corporation than specified in the Corporation's notice. In the event the Corporation has not sold or entered into an agreement to sell such New Securities in accordance with the foregoing within such 90-day period, the Corporation shall not thereafter issue or sell any of such New Securities without first offering such securities to the holders of Class A Preferred Stock in the manner provided above."

                           IN WITNESS  WHEREOF,  b2bGalaxy.com  Inc.  has caused
this Certificate of Designation to be executed this ____ day of April, 1999.


                                        B2BGALAXY.COM INC.

                                        By:______________________________
                                           Name: Edward Schroeder
                                           Title:President and Chief Executive
                                                 Officer

                                        By:______________________________
                                           Name: Andrew Gyenes
                                           Title:Chairman of the Board




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